UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Hansen Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	14-1850535

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

380 North Bernardo Avenue, Mountain View, CA	94043

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which the form relates: 333-136685
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

N/A	N/A
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value per share

(Title of class)
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 96 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-136685, as amended, initially filed with the Securities and Exchange Commission on August 16, 2006 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description
3.2*	Amended and Restated Certificate of Incorporation currently in effect.

3.3*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.4*	Bylaws of the Company, currently in effect.

3.5*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.2*	Specimen Common Stock Certificate.

4.4*	Amended and Restated Investor Rights Agreement, dated November 10, 2005, between the Registrant and certain of its stockholders.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: November 9, 2006	By:	/s/ Gary C. Restani
Gary C. Restani
President and Chief Operating Officer